                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                    ________________________________

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       _________________________________

        Date of Report (Date of earliest event reported):  May 25, 1998



                              ROSLYN BANCORP, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                        0-28886                         11-3333218
(State or other              (Commission                      (IRS Employer
Jurisdiction of               File Number)                  Identification No.)
Incorporation


              1400 OLD NORTHERN BOULEVARD, ROSLYN, NEW YORK 11576 (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:       (516) 621-6000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEMS 1 THROUGH 4.      NOT APPLICABLE.

ITEM 5.   OTHER EVENTS.

     On May 26, 1998, Roslyn Bancorp, Inc., a Delaware corporation ("RBI"), announced that it had entered into an Agreement and Plan of Merger, dated as of May 25, 1998 ("Merger Agreement"), with T R Financial Corp., a Delaware corporation ("TRFC"). TRFC is a bank holding company that owns Roosevelt Savings Bank, a New York State chartered stock savings bank. The Merger Agreement provides, among other things, that TRFC will merge with and into RBI, with RBI being the surviving corporation ("Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

     Pursuant to the Merger Agreement, each share of TRFC common stock, par value $.01 per share ("TRFC Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be converted into and become the right to receive 2.05 shares of RBI common stock, par value $.01 per share ("RBI Common Stock"), except for (i) shares of TRFC's common stock held directly or indirectly by RBI, other than shares held in a fiduciary capacity in satisfaction of a debt previously contracted, (ii) shares held by TRFC as treasury stock and (iii) unallocated shares held in TRFC's Recognition and Retention Plan for Officers, which shall be canceled. Each holder of TRFC Common Stock who would otherwise be entitled to receive a fraction of a share of RBI Common Stock will receive an amount in cash equal to the product arrived at by multiplying such fraction of a share of RBI Common Stock by $27.63.

     The Merger will be structured as a tax-free reorganization and will be accounted for as a pooling-of-interests. Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the Merger Agreement by the stockholders of both RBI and TRFC, and approval by the appropriate regulatory agencies.

     The Merger Agreement may be terminated and the Merger abandoned at or prior to the effective date of the Merger either before or after its approval by the stockholders of TRFC and RBI:

     (a) by the mutual consent of RBI and TRFC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

     (b) by RBI or TRFC, if its Board of Directors of each so determines by vote of a majority of the members of its entire Board, in the event of
          (i) the failure of the stockholders of TRFC or RBI to approve the Merger Agreement at its Stockholder Meeting called to consider such approval; provided, however, that TRFC or RBI, as the case may be, shall only be entitled to terminate the Merger Agreement pursuant to this clause (i) if it has compiled in all material respects with its obligations under Section 4.8 and 4.9 of the Merger Agreement (with respect to obtaining shareholder approval of the Merger and the proxy solicitation thereof), or (ii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which causes the conditions set forth in Section 5.2(a) of the Merger Agreement (in the case of termination by RBI) and
          Section 5.3(a) of the Merger Agreement (in the case of the termination by TRFC) not to be satisfied and such breach is not cured within 25 business days after written notice of such breach is given to the party committing such breach by the other party or which breach is not capable of being cured by the date set forth in Section 6.1(d) of the Merger Agreement or any extension thereof;

     (c) by RBI or TRFC, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement;

     (d) by RBI or TRFC, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by January 31, 1999 ("Initial Termination Date"); provided, that if, as of such date, all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall not have been obtained but all other conditions to the consummation of the Merger (other than the delivery of executed documents at the Closing) shall be fulfilled, the Initial Termination Date shall be extended to March 31, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger
          Agreement by the party seeking to terminate; or

     (e) by TRFC, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five-day period commencing on the Valuation Date, such termination to be effective on the 30th day following such Valuation Date ("Effective Termination Date"), if the RBI Market Value on the Valuation Date is less than $20.72 or if both of the following conditions are satisfied:

          (i)    The RBI Market Value on the Valuation Date is less than $22.10;
                 and

          (ii) (A) the number obtained by dividing the RBI Market Value on the Valuation Date by the Initial RBI Market Value ("RBI Ratio") shall be less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting
                 0.15 from the quotient in this clause (ii)(B)("Index Ratio");

subject, however, to the following three sentences. IF TRFC elects to exercise its termination right pursuant to Section 6.1(e) of the Merger Agreement, it shall give prompt written notice thereof to RBI; provided, that such notice of election to terminate may be withdrawn at any time prior to the Effective Termination Date. During the five-day period commencing with its receipt of such notice, RBI shall have the option to increase the consideration to be received by the holders of RBI Common Stock hereunder by adjusting the Exchange Ratio to equal to the lesser of (x) a number equal to a fraction, the numerator of which is 2.05 multiplied by the Initial RBI Market Value and the denominator of which is the RBI Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by 2.05 and the denominator of which is the RBI Ratio. If RBI so elects, it shall give, within such five-day period, written notice to TRFC of such election and the revised Exchange Ratio, whereupon no termination shall deemed to have occurred pursuant to Section 6.1(e) of the Merger Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     For the purposes of the Merger Agreement and the Stock Option Agreements, "RBI Market Value" shall be the average of the daily closing sales prices of a share of RBI Common Stock (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the National Market System of The Nasdaq Stock Market, Inc. ("Nasdaq National Market"), for the 15 consecutive trading day immediately preceding the day that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, as contemplated by Section 5.1(b), (ii) the day on which the last of the required regulatory approvals, as contemplated by Section 5.1(b), is obtained and (iii) the day on which the last of the required stockholder approvals have been obtained (such date being referred to herein as the "Valuation Date").

     The Merger Agreement also provides that each option to purchase shares of TRFC Common Stock under TRFC's stock option plans which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right to purchase shares of RBI Common Stock, except that from and after the Effective Time, (i) the number of shares of RBI Common Stock issuable upon exercise of a TRFC option shall be equal to the number of shares of TRFC Common Stock issuable upon exercise of the option immediately prior to the Effective Time multiplied by the Exchange Ratio (with fractional shares rounded to the nearest share) and
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(ii) the exercise price per share of RBI Common Stock purchasable thereunder shall be that specified in the TRFC option divided by the Exchange Ratio (rounded to the nearest whole cent).

     In addition, RBI agreed to cause four members of the TRFC Board of Directors (as of the date of the Merger Agreement) selected by TRFC and acceptable to RBI, who are willing so to serve, to be elected or appointed as directors of RBI at, or as promptly as practicable after the Effective Time.

     In connection with the Merger Agreement, RBI and TRFC each granted to the other a stock option pursuant to stock option agreements (the "Stock Option Agreements"), each dated as of May 25, 1998, which, under certain defined circumstances, would enable each of RBI and TRFC to purchase up to 19.9% of the other's issued and outstanding shares of common stock. The Stock Option Agreements each provide that the total profit receivable thereunder may not exceed $50 million plus reasonable out-of-pocket expenses. Copies of the Stock Option Agreements are attached hereto as Exhibits 4.1 and 4.2.

     RBI and TRFC publicly announced the Merger in a press release dated May 26, 1998, a copy of which is attached hereto as Exhibit 99.1.

     The foregoing description is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreements themselves, copies of which are attached hereto as Exhibits 2.1, 4.1 and 4.2, respectively.

ITEM 6.   NOT APPLICABLE.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          a.   Financial Statements of Business Acquired.
               Not Applicable

          b.   Pro Forma Financial Information.
               Not Applicable

          c. Exhibits: The following Exhibits are filed as part of this report:


          EXHIBIT NO.                         DESCRIPTION
          -----------                         -----------
             2.1 Agreement and Plan of Merger, dated as of May 25, 1998, by and between Roslyn Bancorp, Inc. and T R Financial Corp.

             4.1 Stock Option Agreement, dated May 25, 1998, by and between T R Financial Corp. and Roslyn Bancorp, Inc.


             4.2 Stock Option Agreement, dated May 25, 1998, by and between Roslyn Bancorp, Inc. and T R Financial Corp.

            99.1              Press Release issued May 26, 1998.


ITEM 8.   NOT APPLICABLE.

ITEM 9.   NOT APPLICABLE.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    T R FINANCIAL CORP.


                                    By:  /s/ Joseph L. Mancino
                                         -------------------------------------
                                       Joseph L. Mancino
                                       Chairman of the Board and
                                       Chief Executive Officer


Dated: June 3, 1998
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                                LIST OF EXHIBITS


EXHIBIT                  DESCRIPTION
-------                  -----------

  2.1        Agreement and Plan of Merger, dated as of May 25,
             1998, by and between Roslyn Bancorp, Inc. and T R
             Financial Corp.

  4.1 Stock Option Agreement, dated as of May 25, 1998, by and between T R Financial Corp. and Roslyn Bancorp, Inc.

  4.2 Stock Option Agreement, dated as of May 25, 1998, by and between Roslyn Bancorp, Inc. And T R Financial Corp.

  99.1       Press Release issued May 26, 1998.